EXHIBIT 10.7




                               AMENDMENT AGREEMENT

     THIS AGREEMENT made as of the 9th day of July, 2002 made among Infowave Software, Inc. ("Employer") and Ron Jasper (the "Employee").

     WHEREAS:

A. The Employer and the Employee entered into an Employment Agreement dated October 10, 1997 (the "Employment Agreement").

B. The Parties have agreed to amend the Employment Agreement effective as of the date of this Agreement to provide for their respective obligations on termination of employment.

     NOW THEREFORE for good and valuable consideration as set out in the letter dated July 9th, 2002 from the Employer to the Employee (the receipt and sufficiency of which is acknowledged and agreed by each of the parties hereto), the parties hereto covenant and agree as follows:


1. Section 3 of the Employment Agreement is deleted in its entirety and replaced by the following:

3.   Term and Termination

     3.1 This agreement shall come into effect as of the day of and year first written above.

     3.2 This agreement shall remain in effect until Termination. Termination may occur as provided for in this section 3.

     3.3 At any time, the Employer may terminate the Employee's employment under this agreement for cause. If this agreement and the Employee's employment are terminated for cause, no notice, salary, compensation, benefits, stock options, allowances or pay in lieu of notice shall be paid or payable to the Employee after or as a result of such termination other than compensation owing to the Employee to the effective date of such termination.

     3.4 Subject to section 3.7, the Employer may terminate the Employee's employment without cause at any time by providing the Employee with:

          (a) notice in writing equal to 5.0 months or, at the Employer's discretion, pay in lieu of notice equal to 5.0 months of base salary or a combination of notice and pay in lieu of notice; and

          (b) continuance, during the notice period, if any, of health benefits, to the extent permitted by the Employer's benefit providers. At the end of the notice period, you may elect continued coverage through COBRA; and



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          (c)  compensation, if any, owing to the Employee in respect of regular salary and accrued vacation pay, which may be owing at the time of termination.

     3.5 The Employee may terminate his obligations under this Agreement by giving 30 days of written notice to the Board, except during a Layoff in which case the Employee may affect Termination immediately. When notice is required and on the giving of such notice by the Employee, or at any time thereafter, the Employer shall have the right to elect to immediately terminate the Employee's employment, and upon such election, shall provide to the Employee a lump-sum equal to the base salary only for the 30 days or to such proportion of the 30 days that remain outstanding at the time of such election.

     3.6 In the event of the Employee's resignation, the Employer shall not be obligated to make any payments to the Employee in respect of termination of employment other than those expressly provided for in
          Section 3.5. Or in the event of the Employee's termination without cause, the Employer shall not be obligated to make any payments to the Employee in respect of termination of employment other than those expressly provided for in Section 3.4. In either cause, the Employer shall not be obligated to provide continue vesting of stock options to the Employee.

     3.7 If prior to the termination of this agreement, there is a Change of Control (as such term is defined herein) and in the next 6 month period following the Change of Control, the Employee is terminated without cause, this agreement shall be deemed to have been terminated by the Employer and, instead of providing the Employee with notice or benefits or payments as provided for in section 3.4 (a) to (b), the Employer shall:

          (a) pay to the Employee any portion of the Employee's base salary and accrued vacation pay, if any, which may be due and owing at the time of such termination;

          (b) pay the Employee a lump-sum equivalent to 5.0 months of the base salary, less statutory deductions;

          (c) maintain health benefits for a period of 5.0 months commencing on the effective date of termination, to the extent permitted by law.

          (d) immediately vest 50% of the Employee's unvested stock options in accordance with the Employer's Stock Option Plan, which options shall be exercisable in accordance with the agreement pursuant to which they were granted.

          For greater certainty, the Employer shall not be obligated to make payment to the Employee under both section 3.4 and section 3.7

     3.8  For the purposes of this agreement, a "Change of Control" means:


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          (a)  any Person (as defined in the Securities Act, British  Columbia), or combination of Persons acting jointly or in concert, acquiring or becoming the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Employer, whether through the acquisition of previously issued and outstanding voting securities of the Employer or of voting securities of the Employer that have not been previously issued, or any combination thereof or any other transaction having a similar effect; or

          (b) any amalgamation, merger or arrangement of the Employer with or into another where the shareholders of the Employer immediately prior to the transaction will hold less than 51% of the voting securities of the resulting entity upon completion of the transaction (for greater certainty, in calculating the percentage ownership, any shares issued under a contemporaneous financing shall not be included in the calculation); or

          (c) the sale of all or substantially all of the assets of the Employer.

     3.9 In the event of a Layoff, this agreement shall remain in effect during the Layoff.

2. Confirmation of Employment Agreement. Except as otherwise provided in this Amendment Agreement, the Employment Agreement is hereby confirmed and remains in full force and effect in accordance with its terms.



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3.   Counterparts.  This  Amendment  Agreement  may be signed  in any  number of counterparts, in original and/or fax form, and each of such counterparts shall constitute an original document and all such counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                                         INFOWAVE SOFTWARE, INC.
                                         by its authorized signatory:



                                         --------------------------------------
                                         Name:  Jim McIntosh


SIGNED, SEALED AND DELIVERED in         )
the presence of:                        )
                                        )
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Witness                                 )
                                        )
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Name                                    )   RON JASPER
                                        )
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Address                                 )
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                                        )
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Occupation                              )
                                        )